Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

United Hydrogen Global Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(1)	Other	3,995,733	$11.25	$44,951,996.25	0.0001531	$6,882.15
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(2)	Other	1,446,400	11.25	16,272,000.00	0.0001531	2,491.24
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(3)	Other	150,000,000		7,391,535.00	0.0001531	1,131.64
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(4)	Other	1,725,000	11.25	19,406,250.00	0.0001531	2,971.10
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(5)	Other	332,000	11.25	3,735,000.00	0.0001531	571.83
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(6)	Other	69,000	$11.25	$776,250.00	0.0001531	$118.84

Total Offering Amounts:							$92,533,031.25		14,166.80
Total Fees Previously Paid:									18,184.39
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	All securities being registered will be issued by United Hydrogen Global Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things: (a) United Hydrogen Victor Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “First Merger Sub”), will merge with and into United Hydrogen Group Inc., an exempted company with limited liability incorporated in the Cayman Islands (“United Hydrogen”), with United Hydrogen surviving such merger as a direct wholly owned subsidiary of Pubco (the “First Merger”); (b) in the context of the First Merger, all ordinary shares of United Hydrogen (except for the United Hydrogen Specially Designated Ordinary Shares, as defined in the proxy statement/prospectus) outstanding immediately prior to the First Merger will be cancelled and converted into newly issued Class A ordinary shares of Pubco (the “Pubco Class A Ordinary Shares”); (c) United Hydrogen Worldwide Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “Second Merger Sub”), will merge with and into Aimei Health Technology Co., Ltd, an exempted company incorporated in the Cayman Islands (“Aimei Health”), with Aimei Health surviving such merger as a direct wholly owned subsidiary of Pubco (the “Second Merger”); (d) in the context of the Second Merger, each outstanding ordinary share of Aimei Health (the “Aimei Health Ordinary Shares”) immediately prior to the Second Merger shall be cancelled and converted into one Pubco Class A Ordinary Share; and (f) each outstanding right of Aimei Health (the “Aimei Health Right”) will be canceled and converted into one-fifth (1/5) of one Pubco Class A Ordinary Share

Represents 3,995,733 Pubco Class A Ordinary Shares to be issued to holders of Aimei Health’s public shares, assuming no redemptions of Aimei Health public shares at Closing.

Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee and based on the average of the high and low prices of the Aimei Health Ordinary Shares on the Nasdaq Global Market as of September 10, 2025, within five business days prior to the date of filing of this registration statement.
(2)	All securities being registered will be issued by United Hydrogen Global Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things: (a) United Hydrogen Victor Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “First Merger Sub”), will merge with and into United Hydrogen Group Inc., an exempted company with limited liability incorporated in the Cayman Islands (“United Hydrogen”), with United Hydrogen surviving such merger as a direct wholly owned subsidiary of Pubco (the “First Merger”); (b) in the context of the First Merger, all ordinary shares of United Hydrogen (except for the United Hydrogen Specially Designated Ordinary Shares, as defined in the proxy statement/prospectus) outstanding immediately prior to the First Merger will be cancelled and converted into newly issued Class A ordinary shares of Pubco (the “Pubco Class A Ordinary Shares”); (c) United Hydrogen Worldwide Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “Second Merger Sub”), will merge with and into Aimei Health Technology Co., Ltd, an exempted company incorporated in the Cayman Islands (“Aimei Health”), with Aimei Health surviving such merger as a direct wholly owned subsidiary of Pubco (the “Second Merger”); (d) in the context of the Second Merger, each outstanding ordinary share of Aimei Health (the “Aimei Health Ordinary Shares”) immediately prior to the Second Merger shall be cancelled and converted into one Pubco Class A Ordinary Share; and (f) each outstanding right of Aimei Health (the “Aimei Health Right”) will be canceled and converted into one-fifth (1/5) of one Pubco Class A Ordinary Share

Represents (1) 1,380,000 Pubco Class A Ordinary Shares to the Aimei Health public shareholders in conversion of Public Rights; and (2) 66,400 Pubco Class A Ordinary Shares to the Aimei Health private shareholders in conversion of Private Rights.

Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee and based on the average of the high and low prices of the Aimei Health Ordinary Shares on the Nasdaq Global Market as of September 10, 2025, within five business days prior to the date of filing of this registration statement.
(3)	All securities being registered will be issued by United Hydrogen Global Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things: (a) United Hydrogen Victor Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “First Merger Sub”), will merge with and into United Hydrogen Group Inc., an exempted company with limited liability incorporated in the Cayman Islands (“United Hydrogen”), with United Hydrogen surviving such merger as a direct wholly owned subsidiary of Pubco (the “First Merger”); (b) in the context of the First Merger, all ordinary shares of United Hydrogen (except for the United Hydrogen Specially Designated Ordinary Shares, as defined in the proxy statement/prospectus) outstanding immediately prior to the First Merger will be cancelled and converted into newly issued Class A ordinary shares of Pubco (the “Pubco Class A Ordinary Shares”); (c) United Hydrogen Worldwide Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “Second Merger Sub”), will merge with and into Aimei Health Technology Co., Ltd, an exempted company incorporated in the Cayman Islands (“Aimei Health”), with Aimei Health surviving such merger as a direct wholly owned subsidiary of Pubco (the “Second Merger”); (d) in the context of the Second Merger, each outstanding ordinary share of Aimei Health (the “Aimei Health Ordinary Shares”) immediately prior to the Second Merger shall be cancelled and converted into one Pubco Class A Ordinary Share; and (f) each outstanding right of Aimei Health (the “Aimei Health Right”) will be canceled and converted into one-fifth (1/5) of one Pubco Class A Ordinary Share

Represents 150,000,000 Pubco Class A Ordinary Shares to be issued as merger consideration upon the Closing to certain Aimei Health shareholders pursuant to the Business Combination Agreement.

In accordance with Rule 457(f)(2) and Rule 457(c), as applicable, based on $7,391,535.00, the aggregate book value of United Hydrogen computed as of the latest practicable date prior to the date of filing the registration statement.
(4)	All securities being registered will be issued by United Hydrogen Global Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things: (a) United Hydrogen Victor Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “First Merger Sub”), will merge with and into United Hydrogen Group Inc., an exempted company with limited liability incorporated in the Cayman Islands (“United Hydrogen”), with United Hydrogen surviving such merger as a direct wholly owned subsidiary of Pubco (the “First Merger”); (b) in the context of the First Merger, all ordinary shares of United Hydrogen (except for the United Hydrogen Specially Designated Ordinary Shares, as defined in the proxy statement/prospectus) outstanding immediately prior to the First Merger will be cancelled and converted into newly issued Class A ordinary shares of Pubco (the “Pubco Class A Ordinary Shares”); (c) United Hydrogen Worldwide Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “Second Merger Sub”), will merge with and into Aimei Health Technology Co., Ltd, an exempted company incorporated in the Cayman Islands (“Aimei Health”), with Aimei Health surviving such merger as a direct wholly owned subsidiary of Pubco (the “Second Merger”); (d) in the context of the Second Merger, each outstanding ordinary share of Aimei Health (the “Aimei Health Ordinary Shares”) immediately prior to the Second Merger shall be cancelled and converted into one Pubco Class A Ordinary Share; and (f) each outstanding right of Aimei Health (the “Aimei Health Right”) will be canceled and converted into one-fifth (1/5) of one Pubco Class A Ordinary Share

Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee and based on the average of the high and low prices of the Aimei Health Ordinary Shares on the Nasdaq Global Market as of September 10, 2025, within five business days prior to the date of filing of this registration statement.
(5)	All securities being registered will be issued by United Hydrogen Global Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things: (a) United Hydrogen Victor Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “First Merger Sub”), will merge with and into United Hydrogen Group Inc., an exempted company with limited liability incorporated in the Cayman Islands (“United Hydrogen”), with United Hydrogen surviving such merger as a direct wholly owned subsidiary of Pubco (the “First Merger”); (b) in the context of the First Merger, all ordinary shares of United Hydrogen (except for the United Hydrogen Specially Designated Ordinary Shares, as defined in the proxy statement/prospectus) outstanding immediately prior to the First Merger will be cancelled and converted into newly issued Class A ordinary shares of Pubco (the “Pubco Class A Ordinary Shares”); (c) United Hydrogen Worldwide Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “Second Merger Sub”), will merge with and into Aimei Health Technology Co., Ltd, an exempted company incorporated in the Cayman Islands (“Aimei Health”), with Aimei Health surviving such merger as a direct wholly owned subsidiary of Pubco (the “Second Merger”); (d) in the context of the Second Merger, each outstanding ordinary share of Aimei Health (the “Aimei Health Ordinary Shares”) immediately prior to the Second Merger shall be cancelled and converted into one Pubco Class A Ordinary Share; and (f) each outstanding right of Aimei Health (the “Aimei Health Right”) will be canceled and converted into one-fifth (1/5) of one Pubco Class A Ordinary Share

Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee and based on the average of the high and low prices of the Aimei Health Ordinary Shares on the Nasdaq Global Market as of September 10, 2025, within five business days prior to the date of filing of this registration statement.
(6)	All securities being registered will be issued by United Hydrogen Global Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things: (a) United Hydrogen Victor Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “First Merger Sub”), will merge with and into United Hydrogen Group Inc., an exempted company with limited liability incorporated in the Cayman Islands (“United Hydrogen”), with United Hydrogen surviving such merger as a direct wholly owned subsidiary of Pubco (the “First Merger”); (b) in the context of the First Merger, all ordinary shares of United Hydrogen (except for the United Hydrogen Specially Designated Ordinary Shares, as defined in the proxy statement/prospectus) outstanding immediately prior to the First Merger will be cancelled and converted into newly issued Class A ordinary shares of Pubco (the “Pubco Class A Ordinary Shares”); (c) United Hydrogen Worldwide Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “Second Merger Sub”), will merge with and into Aimei Health Technology Co., Ltd, an exempted company incorporated in the Cayman Islands (“Aimei Health”), with Aimei Health surviving such merger as a direct wholly owned subsidiary of Pubco (the “Second Merger”); (d) in the context of the Second Merger, each outstanding ordinary share of Aimei Health (the “Aimei Health Ordinary Shares”) immediately prior to the Second Merger shall be cancelled and converted into one Pubco Class A Ordinary Share; and (f) each outstanding right of Aimei Health (the “Aimei Health Right”) will be canceled and converted into one-fifth (1/5) of one Pubco Class A Ordinary Share

Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee and based on the average of the high and low prices of the Aimei Health Ordinary Shares on the Nasdaq Global Market as of September 10, 2025, within five business days prior to the date of filing of this registration statement.